Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Sharps Technology, Inc. Form S- 1/A filed under the Securities Act of 1933, as amended, of our report dated March 28, 2024, with respect to our audit of the consolidated financial statements of Sharps Technology Inc. as of December 31, 2023, and for the year then ended, originally appearing in the Annual Report on Form 10-K of Sharps Technology, Inc. for the year ended December 31, 2023. We also consent to the reference to our Firm under the heading "Experts" in such Registration Statement.

New York, New York

January 21, 2025

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PKF O'CONNOR DAVIES, LLP

245 Park Avenue, New York, NY 10167 | Tel: 212.867.8000 or 212.286.2600 | Fax: 212.286.4080 | www.pkfod.com

PKF O'Connor Davies, LLP is a member firm of the PKF International Limited network of legally independent firms and does not accept any responsibility or liability for the actions or inactions on the part of any other individual member firm or firms.